UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2023

BAIYU Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139, Xinzhou 11th Street, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 82792111

(Issuer’s telephone number)

TD Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the various corporate action disclosed in the Definitive Information Statement on Schedule 14C filed by BAIYU Holdings, Inc. (formerly, TD Holdings, Inc.) (the “Company”) with the United States Securities and Exchange Commission on September 29, 2023, the stockholders of the Company approved a form of certificate of amendment of certificate of incorporation (the “Certificate of Amendment”) on September 18, 2023 to (i) effect a reverse stock split of our issued and outstanding common stock to comply with the Nasdaq’s minimum trading price requirement, at a ratio of one-for-twenty to one-for-fifty (with the exact ratio to be set at a whole number within this range as determined by the members of the board of directors (the “Board”) in its sole discretion, and (ii) change the Company’s name to BAIYU Holdings, Inc. (the “Name Change”), with the final decision of whether to proceed with the Name Change and the timing for implementing the Name Change to be determined by the Board in its sole discretion. For more information, please refer to the Definitive Information Statement on Schedule 14C filed by the Company. The Board subsequently set the reverse stock split ratio at one-for-fifty and authorized the Company to effect the Name Change.

On October 19, 2023, the Company filed the Certificate of Amendment to effect the Name Change and a reverse stock split at the split ratio of one-for-fifty (the “Reverse Split”).

As a result of the Reverse Split, every fifty (50) shares of the Company’s pre-split Common Stock will be combined into one (1) share of the Company’s post-split Common Stock, without any change in par value per share. No fractional shares will be issued in connection with the Reverse Split and all such fractional shares will be rounded up to the nearest whole number of shares of Common Stock.

The Reverse Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of Common Stock for continued listing on The Nasdaq Capital Market (“Nasdaq”).

The new CUSIP number of the common stock following the Reverse Split is expected to be 87250W301. The Company’s Common Stock is expected to begin trading on a Reverse Split-adjusted basis on Nasdaq during the week of October 23, 2023.

The Company’s transfer agent, VStock Transfer, is acting as the exchange agent and paying agent for the Reverse Split.

The Reverse Split does not affect the Company’s authorized shares of stock (which will remain at 650,000,000, including 600,000,000 shares of common stock and 50,000,000 shares of preferred stock) and will not change the par value of the stock (which will remain at $0.001 per share).

The Reverse Split will not dilute stockholder’s interest in the Company as each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Split as that stockholder held immediately prior to the Reverse Split, except for immaterial adjustments that may result from the treatment of fractional shares as described above. The Reverse Split will have no effect on the voting rights of the outstanding shares of Common Stock.

Following the Name Change, any stock certificates that reflect the former name of the Company will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation, filed with the Secretary of State of Delaware on October 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIYU Holdings, Inc.

Date: October 20, 2023	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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